Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is made as of the date appearing at the end of this agreement between YzApp International Inc., a Nevada corporation ("the Company"), and the investor whose name and signature appear at the end of this agreement ("the Investor"). In consideration of the mutual promises contained herein and of other good and valuable consideration, the Company and the Investor mutually agree as follows:

1.

The Investor hereby purchases from the Company and the Company hereby sells to the Investor 17,962 shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company ("the Securities"), convertible on and as of the first Trading Day (as defined in the Certificate of Designation of the Company's Series A Voting Convertible Preferred Stock) following the date on which a 1:114.59 reverse stock split of the Company's common stock is effective, into an aggregate of 35,924,528 (313,497 post-split) shares of the Company's common stock, for an aggregate purchase price of $52,530.50 and for other good and valuable services rendered, upon the terms of payment also set forth at the end of this agreement. Any terms used, but not defined, herein shall have the meanings assigned to them in the Share Exchange Agreement.

2.

The Investor hereby represents and warrants as follows:

a.

The Investor has had reasonable access to all information that the Investor deems material to the Investor's decision to make this investment, and has been provided with satisfactory answers from the Company to any questions that the Investor has had concerning the Company or this offering.

b.

The Investor is acquiring the Securities solely for the Investor's own account, not as a nominee or agent and without any view to subsequent resale, transfer or distribution of the Securities to others and has no present intention of selling, granting any participation in or otherwise distributing the Securities.

c.

The Investor understands that the Securities have not been registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, cannot be resold unless any exemption from registration is available and that the Securities may be "restricted securities" as that term is defined in SEC Rule 144.

d.

The Investor understands that the offer and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended and exempt from registration under any state law.

e.

Further, the Investor understands that the Company is a "shell" company within the definition of the Rule 12b-25 of the Securities Exchange Act of 1934, as amended, and accordingly, is presently unable to sell the Securities under the "safe harbor" provisions of SEC Rule 144.

f.

The Investor is an "accredited investor" as that term is defined in SEC Rule 501(a), is able to bear the economic risks of this investment for an indefinite period of time, could afford a complete loss of this investment and considers the Investor to be capable of evaluating this investment on the basis of prior business and investment experience and consultation with such independence advisors as the Investor has consulted.

3.

The Investor agrees not to sell, transfer or otherwise distribute the Securities (a) without giving the Company thirty (30) days' advance written notice and (b) unless the Securities are subsequently registered under the Securities Act of 1933 and any applicable state securities laws or unless an exemption under applicable law is available for such sale, transfer or distribution.

4.

The Investor hereby indemnifies and agrees to hold harmless the Company and the Company's officers, directors and agents against any and all loss, liability, claim, damage and expense arising out of any breach by the Investor of any representation, warranty or covenant contained in this Agreement.

5.

This Agreement shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of New York without regard to principles of conflicts of laws, except to the extent that Federal law may apply. Any dispute shall be subject to the jurisdiction of the courts of New York, New York and the parties agree to subject themselves to the jurisdiction of the courts in New York County, New York.

IN WITNESS WHEREOF, the Company and the Investor have duly executed this Agreement as of the date set forth below.

December 23, 2008	Allied China Investments, LLC
Date	Investor's Name

/s/ William J. McCluskey
Investor's Social Security #	Investor's Signature

YZAPP INTERNATIONAL INC.

/s/ Eugene M. Weiss
President

Purchase Price:
Number of Securities Purchased: 17,962
Terms of Purchase: Delivery of Securities to be made
upon closing of the Share Exchange Agreement